UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2023 (October 31, 2023)

Industrial Tech Acquisitions II, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41213	86-1213962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5090 Richmond Ave, Suite 319 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-599-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	ITAQU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	ITAQ	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock for $11.50 per share	ITAQW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of Material Definitive Agreement.

As previously disclosed, on November 21, 2022, Industrial Tech Acquisitions II, Inc., a Delaware corporation (“ITAQ”) entered into an Agreement and Plan of Merger (as amended on April 14, 2023, the “Merger Agreement”) with NEXT Renewable Fuels, Inc., a Delaware corporation (“NEXT”), and ITAQ Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of ITAQ (“Merger Sub”), pursuant to which Merger Sub was to be merged with and into NEXT, and NEXT would become a wholly-owned subsidiary of ITAQ.

On October 31, 2023, pursuant to Section 7.1(a) of the Merger Agreement, ITAQ, Merger Sub, NEXT and Industrial Tech Partners II, LLC, (the “Sponsor”), which is the Sponsor of ITAQ entered into a Mutual Termination and Release Agreement (the “Termination Agreement”) to terminate the Merger Agreement (the “Termination”). As a result of the Termination Agreement, the Merger Agreement is of no further force and effect, with the exception of specified provisions set forth in the Termination Agreement, which shall survive the Termination and remain in full force and effect in accordance with their respective terms.  Pursuant to the Termination Agreement, NEXT is issuing to the Sponsor a warrant to purchase 600,000 shares of NEXT common stock at an exercise price of $26.1857 per share.

The foregoing descriptions of the Termination Agreement does not purport to be complete and is qualified in its entirety by the Mutual Termination and Release Agreement, which is filed with as an exhibit to this Current Report on Form 8-K as Exhibit 10.1.

Item 8.01 Other Events.

In view of the termination of the Merger Agreement, ITAQ determined that it would be unable to consummate an initial business combination within the time period in accordance with the provisions of its amended and restated certificate of incorporation, as amended (the “Charter”) and ITAQ intends to dissolve and liquidate in accordance with the provisions of its Charter.

ITAQ expects to redeem all of the 1,348,887 outstanding Class A common stock (“Public Shares”) for an estimated redemption price of approximately $11.00 per share (the “Redemption Amount”) after the payment of up to $50,000 of dissolution expenses, but before the payment of taxes. In April 2023, in connection with an amendment to the Company’s certificate of incorporation to extend the date by which the Company must complete its initial business combination, public stockholders holding 15,901,113 Public Shares exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, $165,137,380.09 (approximately $10.38 per share) was removed from the Trust Account to pay such holders. As a result of such redemptions, the Company has 1,348,887 Public Shares outstanding.

Record holders will receive their pro rata portion of the proceeds of the trust account by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount. ITAQ expects that the proceeds from the trust account will be paid to the public stockholders in approximately ten business days after October 30, 2023.

The Sponsor has agreed to waive its redemption rights with respect to its outstanding Class B common stock issued prior to the Company’s initial public offering.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

On October 31, 2023, ITAQ issued a press release announcing the termination of the Merger Agreement and its intent to liquidate. A copy of the press release is submitted as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibits
10.1	Mutual Termination and Release Agreement, dated October 31, 2023, by and among Industrial Tech Acquisitions II, Inc., ITAQ Merger Sub Inc., Next Renewable Fuels, Inc. and Industrial Tech Partners II, LLC.
99.1	Press Release dated October 31, 2023.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Tech Acquisitions II, Inc.

	By:	/s/ E. Scott Crist
		Name:	E. Scott Crist
		Title:	Chief Executive Officer

Dated: November 1, 2023

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